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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 31, 1998

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                             DECORA INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

              0-016072                                 68-0003300
       (Commission File Number)             (IRS Employer Identification No.)

 1 Mill Street, Fort Edward, New York                    12828
(Address of principal executive offices)               (Zip Code)

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       Registrant's telephone number, including area code: (518) 747-6255

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ITEM 5. OTHER EVENTS

      On March 30, 1998, Decora Industries, Inc. ("Decora") entered into a definitive agreement to acquire from Rubbermaid Incorporated ("Rubbermaid") assets which constitute its Decorative Coverings Group. The assets purchased will include the rights to three product lines: (i) the ConTact(R) self-adhesive line, which is currently manufactured by Decora, (ii) the Shelf Liner light-adhesive line, which is currently manufactured by Rubbermaid, and (iii) the Grip liner non-adhesive covering line, which is currently manufactured by a third party pursuant to the terms of an exclusive agreement.

      The purchase price for the assets and certain transition services is $62.5 million which will be paid and is subject to adjustment as follows: $57.5 million will be paid at closing, which amount will be adjusted downward if inventory levels at closing are below a set level. The purchase price will be further adjusted up or down on January 30, 1999 by a maximum of $2.5 million depending on actual sales levels of the product lines for the calendar year ending December 31, 1998. Following the closing, an additional $5.0 million will be paid by Decora to Rubbermaid in nine equal monthly installments, partly for transition services performed by Rubbermaid and partly as additional purchase price.

      No infrastructure or employees are being transferred to Decora as part of the acquisition. Instead, following the closing of the Rubbermaid acquisition, Decora will establish its own national sales and marketing organization and distribution, order entry, customer service, billing and collection functions in an attempt to provide a smooth operational transition from Rubbermaid to the Company upon expiration of a nine month transition services period. Most of the Company's new national sales, marketing and distribution team will be located in a new office in Cleveland, Ohio. In order to facilitate the transition, Decora will have a two-year, royalty free license for use of the name "Rubbermaid" on the Decorative Coverings Group products. During the transition services period, Rubbermaid will provide warehousing, shipping, order entry, customer service, billing and collection functions and will manufacture Shelf Liner products for Decora until such manufacturing operations are transferred to Decora's existing operations in Fort Edward, New York.

      The Company is financing the purchase of assets with a private placement. The transaction is expected to close following receipt of necessary approvals pursuant to HSR Act and is anticipated to be on or about April 30, 1998.

      This report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, without limitation, the statements regarding potential synergies, industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can


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give no assurance that such expectations will prove to have been correct.
Factors that could cause actual results to differ materially from the Company's expectations are disclosed in this report and the Company's Form 10-K for its year ended March 31, 1997 and Form 10-Q for its quarter ended December 31, 1997.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)   Exhibits

              1. Asset Purchase Agreement dated as of March 30, 1998 by and between Rubbermaid Incorporated and Rubbermaid Specialty Products, Inc., on one hand, and Decora Industries, Inc. and Decora, Incorporated, on the other hand.


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                             DECORA INDUSTRIES, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DECORA INDUSTRIES, INC.
                                       (Registrant)


                                        By: /s/ Timothy N. Burditt
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                                                Timothy N. Burditt
                                                Principal Accounting Officer

Dated: April 13, 1998


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